UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 2, 2005

BEVERLY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9550	62-1691861

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Thousand Beverly Way Fort Smith, Arkansas	72919

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code (479) 201-2000

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      (a) On May 2, 2005, the Board of Directors of Beverly Enterprises, Inc. (the “Company”) approved an amendment, effective as of January 1, 2005 (the “Amendment”), to the Company’s Annual Incentive Plan (the “AIP”). The Amendment was implemented to assure that the AIP would operate effectively in the context of the sale of the Company, to drive continued employee performance, and to provide an incentive for employees to remain with the Company through the sale process. Generally, the Amendment provides that in connection with a transaction involving a change in control of the Company, AIP awards for the 2005 plan year (the “2005 Awards”) will be paid to AIP participants who are employed on the earlier of (i) the date of the change of control of the Company or (ii) December 31, 2005. Such payments will be made on the earlier to occur of (x) the date of a change in control, or (y) January 31, 2006. 2005 Awards payable pursuant to the Amendment will be calculated in accordance with the guidelines established by the Nominating and Compensation Committee of the Board for the 2005 fiscal year; provided, that the Company’s financial performance as of the last day of the calendar month preceding the date a Change in Control is to occur for which the Company has final and complete financial and quality performance information will be used in calculating the awards and such amount will be annualized for the remainder of the year. Any AIP participant who has not received payment of his or her 2005 Award and who dies, becomes disabled, retires, or whose employment is terminated without cause (as defined in the Amendment), within 30 days prior to a change in control will be entitled to receive the 2005 Award that such participant would have received but for such termination.

      The summary description of the Amendment appearing above does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

      (b) Also on May 2, 2005, the Board of Directors of the Company agreed to amend (the “Severance Amendment”) the Severance Agreement by and between the Company and David R. Devereaux, dated October 5, 2000 (the “Severance Agreement”). Generally, the Severance Agreement provides a severance benefit on termination after a change in control of the Company equal to three years base salary and target bonus, vesting of all stock-based compensation, continuation of medical, dental and disability coverage for three years and a relocation reimbursement. Absent a change in control, if a termination of employment is initiated by the Company without cause or by Mr. Devereaux for good reason, the severance benefits consist of one year base salary and target bonus, a continuation of medical, dental and disability coverage for one year and a relocation reimbursement. A copy of the Severance Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

      The Severance Amendment was effected to provide Mr. Devereaux with the same provisions and severance benefits that are already in place for other executive vice presidents consistent with the Company’s normal business practices. The Severance Amendment provides that if, in the written opinion of a Big 4 accounting firm, or if so alleged by the Internal Revenue Service, the aggregate of the benefit payments pursuant to the Severance Agreement would cause the payment of one or more of such benefits to constitute an “excess parachute payment” as defined in Section 280G(b) of the Internal Revenue Code, then the Company will pay an additional severance amount (the “Gross-Up Amount”) in cash to Mr. Deveraux equal to the amount necessary to cause the net amount retained by him, after deduction of any excise or income taxes on the severance payments and excise tax on the Gross-Up Amount, to be equal to the aggregate he would have received (excluding the Gross-Up Payment) if Sections 280G and 4999 of the Internal Revenue Code not been enacted.

      The summary of the Severance Amendment appearing above does not purport to be complete and is qualified in its entirety by reference to the Severance Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statement, Pro Forma Financial Information and Exhibits.

      (a) Exhibits

Exhibit No.	Exhibit
10.1	Amendment No. 1 to Beverly Enterprises, Inc. Annual Incentive Plan.

10.2	Severance Agreement, dated as of October 5, 2000, between Beverly Enterprises, Inc. and David R. Devereaux.

10.3	Amendment, dated as of May 2, 2005, to Severance Agreement by and between Beverly Enterprises, Inc. and David R. Devereaux.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2005	BEVERLY ENTERPRISES, INC.
	By:	/s/ Pamela H. Daniels
	Name:	Pamela H. Daniels
	Title:	Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Amendment No. 1 to Beverly Enterprises, Inc. Annual Incentive Plan.

10.2	Severance Agreement, dated as of October 5, 2000, between Beverly Enterprises, Inc. and David R. Devereaux.

10.3	Amendment, dated as of April 29, 2005, to Severance Agreement by and between Beverly Enterprises, Inc. and David R. Devereaux.